EXHIBIT 99.1


PROTOCALL TECHNOLOGIES NEW LEADERSHIP COMMITTED TO DRIVING SHAREHOLDER VALUE


COMMACK, N.Y., Oct. 18, 2005 - Protocall Technologies Incorporated (OTC BB:PCLI.OB), announced today the release of a letter to shareholders from Chief Executive Officer Donald J. Hoffmann, which addresses the company's recent management changes, future business plans, and commitment to increasing shareholder value.

The following is the text of Mr. Hoffmann's letter to shareholders.

"To The Shareholders of Protocall Technologies Incorporated:

I want to take this opportunity to share my vision and roadmap for Protocall for the next 90 days, and the changes I have instituted in the past few weeks that have laid the groundwork for Protocall to deliver results for our shareholders.

As many of you are aware, Protocall has undergone a series of changes over the last several months that have included the departure in June and return in September of our founder Bruce Newman, the appointment in June and subsequent resignation in September of my predecessor as CEO, and the resignation of several board members in September.

During 2005, we have also seen a precipitous decline in our stock price, in particular over the last several months. I am keenly aware of the impact this has on your investment in Protocall and have initiated measures to address the issue as covered later in this letter.

Despite our recent challenges, Protocall's business opportunities remain as strong as ever. We continue a steady advancement in the acceptance of our on-demand distribution model in the marketplace. Our agreements with CompUSA and Tigerdirect.com and a more recently launched pilot with one of the largest membership warehouse clubs in America are driving interest from new software publishers, movie studios and music labels.

Our vision is to provide major retailers with the ability to produce a vast range of digital media products on-demand at their stores and web site fulfillment centers - a simple premise, but profound in its potential to transform product distribution as we know it.

Over the next 90 days, in addition to continuing our day-day-day business activities, we will be stepping up efforts in the following areas, which I believe are crucial to strengthening Protocall's business and building shareholder value:

1. Financing/Stock Price - As a development stage company, Protocall is dependant on new investment capital to maintain our business operations. Clearly, our goal

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    is to be financially self-sufficient as quickly as possible, but in the meantime, we will require additional capital. We believe our existing cash reserves will provide funds necessary to satisfy cash requirements through late November 2005. Additional funding, however, may not be available or may be available at terms that are not acceptable to the board of directors. Current shareholders may see their investment diluted as a result of additional financing and if we are not successful in obtaining funding at acceptable terms, we may be forced to reduce planned expenditures or to curtail operations.

    Having said that, our ability to attract investment capital is directly related to our overall business progress and performance of our stock. Relative to our stock price, I believe Protocall has suffered from a severe lack of exposure to the investment community. I believe we have a great company with great partners - we need to let the world know about us. Therefore, we will be launching an investor relations program within the next 7 days, through which we will regularly communicate company news to large numbers of prospective institutional investors. Our goal is to draw attention to what we believe is an investment opportunity at what is currently an undervalued stock price.

2. Build Revenue - Protocall's projected revenue for the nine month period ending September 30 is expected to be $340,000, which represents a 178% increase over $122,000 in revenue for the same period last year. Our goal is to escalate revenue at an even greater year-over-year growth-rate, however our store based systems often involve extended time cycles for store integration, hardware installation and post installation merchandising work, which can stretch out timing for chain-wide deployment and subsequent revenue growth.

    Therefore, to expedite revenue growth, Protocall will seek new customers in the higher volume / somewhat lower margin business-to-business market, where ramp-up times are likely to be considerably shorter. We will continue to develop new agreements with major retailers for our store based systems, which is our core strength and of most interest to content owners.

3. Cost Reductions - We have already reduced monthly operating costs by roughly 20%, primarily through reductions in staffing. These reductions were difficult to say the least, but necessary for Protocall to conserve cash. We will continue to look at ways to minimize expenditures while balancing the need to advance our business.

4. New Content - Interest from content owners is directly related to the market presence of our retail customers and the number of store locations each retailer provides. We intend to fully develop our platform capabilities to deliver additional types of digital media products including video and TV content, which are of great interest to our customers.


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As you can see, we have a clear roadmap and clear goals that we will execute against. I am a believer that a qualified board of directors can provide tremendous strategic and tactical value as we execute our initiatives. To this end, I am delighted to have Bruce Newman return to our board of directors. As the founder of Protocall Technologies, Bruce maintains a clear vision and fundamental understanding of how our technology fits within the marketplace. He also maintains an extensive network of industry relationships that will be of great value to Protocall as we move forward. We have also appointed Fred Cook as a special advisor to the Protocall board. Fred is the Chief Executive Officer of Greenfield Industries, Inc. and has deep experience in guiding companies through transitional stages. He has held senior level positions at a number of technology oriented and financial companies including Thomson Industries, RBC and Ingersoll-Rand where he successfully led numerous operating divisions to profitability.

I am delighted to have Bruce, Fred and the whole Protocall team working side by side with me to deliver on our roadmap.

I realize that time is crucial with the initiatives outlined in this letter. We believe our technology is the right solution at the right time for today's retailers and consumers, and we intend to make the Protocall vision a reality.

I would like to thank our employees and board for their fierce determination, to our customers who are advocates for our products, and to our fearless shareholders, most of who have not wavered from their loyal support.

We are totally committed to rewarding your confidence in our vision and company and you have my commitment, as well as that of our employees and board, that we will put our all into moving this company forward.


Sincerely,




Donald J. Hoffmann
Chief Executive Officer
Protocall Technologies Incorporated"



About Protocall Technologies

Protocall Technologies Incorporated (http://www.protocall.com) is the innovator of on-demand digital content distribution. Its flagship product line, the SoftwareToGo(r) electronic delivery system, is the industry's standard for on-site production of brand name software media, for both traditional and Web "e-Tailers." Protocall provides retailers and software publishers with specialized systems programming, digital rights management and electronic merchandising services for front and back-end fulfillment operations.


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Certain statements in this press release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward- looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in current and periodic reports and other documents filed by Protocall Technologies with the U.S. Securities and Exchange Commission. Protocall Technologies undertakes no obligation to publicly update or revise any forward-looking statements, whether, as a result of new information, future events, or otherwise.



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